Exhibit 23.1



CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in Northern Empire Bancshares' Registration Statement on Form S-8 of our report on the audits of the financial statements of Northern Empire Bancshares as of December 31, 2001 and 2000, and for the three years ended December 31, 2001. Our report, which is dated January 22, 2002, appears in the Annual Report on Form 10-K of Northern Empire Bancshares for the year ended December 31, 2001.


/s/ MOSS ADAMS LLP


Santa Rosa, California
March 15, 2002